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                                                                   EXHIBIT 10.19


                  AMENDMENT NUMBER TWO TO FORBEARANCE AGREEMENT

         THIS AMENDMENT NUMBER TWO TO FORBEARANCE AGREEMENT (this "Amendment") is dated as of April 13, 2000, by and between MAI SYSTEMS CORPORATION., a Delaware corporation ("MAI"), on the one hand, and CPI SECURITIES LP, a California limited liability company, THE VALUE REALIZATION FUND, L.P., a Delaware limited partnership, THE CANYON VALUE REALIZATION FUND (CAYMAN), LTD., a Cayman Islands corporation, and GRS PARTNERS II (collectively, the "Lenders"), on the other hand. All capitalized terms not otherwise defined herein have the meanings assigned in the Forbearance Agreement (as defined below).

                                 R E C I T A L S

         WHEREAS, MAI and Lenders are party to that certain Forbearance Agreement dated as of October 28, 1999, as amended by an Amendment Number One dated February 14, 2000 (collectively the "Forbearance Agreement") which provides, among other things, that Lenders would not enforce for a certain period of time certain rights and remedies available to Lenders under the Note Purchase Agreement and the Notes;

         WHEREAS, such forbearance period is set to expire on May 1, 2000; and

         WHEREAS, MAI has requested that Lenders enter into this Amendment in order to provide MAI with additional time to make the Interest Payments which, in the absence of this Amendment, would be in default on or before May 1, 2000;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                A M E N D M E N T

         1. Forbearance Period. Section 2.1 of the Forbearance Agreement is hereby amended to provide that the Forbearance Period shall continue until the earlier to occur of (a) the date of the termination of the Forbearance Period by Lenders or otherwise pursuant to Section 2.2 of the Forbearance Agreement of October 28, 1999 and (b) April 1, 2001.

         2. Covenants. In consideration of Lenders' execution of this Amendment, MAI covenants and agrees:

                  (a) to pay, on or before the April 21, 2000, Lenders' actual attorney's fees incurred in the preparation, negotiation and execution of this Amendment of $1,500 (the "Fees").

                  (b) to continue to pay $12,500 to Lenders on a weekly basis, as partial repayment of the Obligations, on the first Monday of every week, in each case by wire transfer


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of immediately available funds to the account previously designated by Lenders in writing to MAI.

                  (c) after the existing term bridge loan in favor of Coast in an approximate principal amount as of April 13, 2000 of $1,075,000 (the "Coast Bridge Loan") is repaid in full, MAI agrees to and shall pay to the Lenders $25,000 per week on the first Monday of every week until the Obligations have been brought current in accordance with the original Note Purchase Agreement dated as of March 3, 1997, without regard to the Forbearance Agreements.

                  (d) once the Obligations are brought current, MAI shall make weekly payments of interest on the Obligations at the rate called for in the Note Purchase Agreement (approximately $11,106 per week), and all scheduled payments of principal, until such Obligations have been repaid in full in accordance with their terms; provided, however, that MAI agrees that the maturity of the Obligations shall restated to March 3, 2003, and that Canyon is authorized to mark the Notes accordingly.

                  (e) All such payments shall be applied as specified in the Note Purchase Agreement and the Notes.

                  (f) MAI covenants not to increase or reborrow any amounts due to Coast on the Coast Bridge Loan, to pay down the Coast Bridge Loan as promptly as possible, and to not permit the amounts owed on the revolving loan facility in favor of Coast to exceed $3,360,000 at any time. Furthermore, as soon as all amounts owed to Coast are repaid in full, MAI shall cause the release of the liens and security interests securing the Coast Bridge Loan and the Coast revolving facility (collectively the "Coast Loans"), and may not refinance or replace the Coast Loans with any facility that would be senior or pari-pasu to the Obligations, or grant any new or additional security interests or liens to any person on the collateral now securing the Obligations.

                  (g) If MAI fails to comply with the foregoing covenants, such failure shall constitute an Event of Default under the Note Purchase Agreement.

         3. Representations and Warranties. MAI hereby represents and warrants to Lenders that, as of the date of this Amendment:

                  3.1 All of MAI's representations and warranties contained in this Amendment, the Forbearance Agreement and the Note Purchase Agreement are true and correct on and as of the date hereof, as if then made (other than representations and warranties which expressly related to an earlier date);

                  3.2 No Default or Event of Default (as such terms are defined in the Note Purchase Agreement) has occurred or is continuing.

                  3.3 The execution and delivery of this Amendment by MAI and the performance of the transactions contemplated hereby (a) are within MAI's corporate


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         power, (b) have been duly authorized by all necessary or proper corporate and shareholder action, (c) when duly executed and delivered by MAI, shall constitute the legal, valid and binding obligation of MAI enforceable against MAI in accordance with its terms, and (d) have been consented to by Coast.

                           3.4 If any of the foregoing representations is untrue or incorrect in any material respect, such untruthfulness or inaccuracy shall constitute an Event of Default under the Note Purchase Agreement.

         4. Waiver. In connection with this Amendment, and in consideration of the performance and performance by MAI of all of its agreements herein, Canyon hereby waives all Events of Defaults existing on the date hereof.

         5. Effective Date. This Amendment shall become effective as of the date first written above upon Lender's receipt of a counterpart hereof executed by MAI.

         6. This Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term of the Forbearance Agreement other than the provisions thereof which are specifically and explicitly amended hereby, (ii) constitute an amendment or waiver of any term or condition of the Note Purchase Agreement, the Notes or the Security Agreement, (iii) prejudice any right or rights which Lenders may now have or may have in the future under or in connection with the Note Purchase Agreement, the Notes or the Security Agreement, (iv) require Lenders to agree to a similar transaction on a future occasion or (v) create any rights herein to another person, entity or other beneficiary or otherwise, except to the extent specifically provided herein.

         7. Release.

                  7.1 MAI acknowledges that Lenders would not enter into this Amendment without MAI's assurance that MAI has no claim against any of Lenders, their parents companies, subsidiaries, affiliates, officers, directors, shareholders, employees, attorneys, agents, professionals and servants, or any of their respective predecessors, successors, heirs and assigns (collectively, the "Lender Parties" and each, a "Lender Party"). MAI, for itself and on behalf of its officers and directors, and its respective predecessors, successors and assigns (collectively, the "Releasors") releases each Lender Party from any known or unknown claims which MAI now has against any Lender Party of any nature, including any claims that any Releasor, or any Releasor's successors, counsel and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Documents or the transactions contemplated thereby. MAI, FOR ITSELF AND ON BEHALF OF EACH RELEASOR, WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH STATE:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


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                  7.2 The provisions, waivers and releases set forth in this section are binding upon each Releasor. The provisions, waivers and releases of this section shall inure to the benefit of each Lender Party.

                  7.3 The provisions of this section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment, the Note Purchase Agreement, the Notes, and the Security Agreement and/or any action by Lenders to exercise any remedy available under such documents, applicable law or otherwise.

                  7.4 MAI warrants and represents that it is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and MAI has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. MAI shall indemnify and hold harmless each Lender Party from and against any claim, demand, damage, debt, liability (including payment of reasonable attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.

         8. Miscellaneous. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. No amendment, modification, termination or waiver of any provision of this Amendment, or any consent to any departure by MAI therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

         9. Sole Benefit of Parties. This Amendment is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have any right, benefit or interest under or because of the existence of this Amendment.

         10. Further Assurances. MAI and Lenders shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Amendment and the Security Agreement.

         11. Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

         12. GOVERNING LAW. THIS AGREEMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


MAI SYSTEMS CORPORATION


By:
   -----------------------------------
Name:
Title:


GRS PARTNERS II

By: Grosvenor Capital Management, L.P.,
    its Administrator

By: GCM, L.L.C.,
    its general partner

By: Grosvenor Holdings, L.L.C.


By:
   -----------------------------------
Name:
Title:


THE VALUE REALIZATION FUND, L.P.


By: Canpartners Investments III, L.P.,
    its general partner

By: Canyon Capital Advisors LLC,
    its general partner


By:
   -----------------------------------
Name:
Title:  Managing Director


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THE CANYON VALUE REALIZATION FUND (CAYMAN), LTD.

By: MeesPierson (Cayman) Limited,
    its Administrator


By:
   ------------------------------------
Name:
Title:


CPI SECURITIES LP

By: Canpartners Incorporated,
    its general partner


By:
   ------------------------------------
Name:
Title:


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